Exhibit 10.2

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 (the “Amendment”) is dated as of December 31, 2015, between YETI Coolers, LLC, a Delaware limited liability company (the “Company”), and Matthew J. Reintjes (“Executive”), and hereby amends the Employment Agreement, entered into as of September 14, 2015, between the Company and Executive (the “Agreement”).  Words and phrases used herein with initial capital letters that are defined in the Agreement are used herein as so defined.

I.

Subparagraph 4(e) of the Agreement is hereby amended in its entirety to read as follows:

“(e)                            Relocation Bonus.  The Company shall pay Executive a relocation bonus in an amount equal to $75,000 (subject to any applicable tax and other required withholding) as soon as reasonably practicable following the Effective Date, but in no event later than January 31, 2016, to reimburse Executive for Executive’s relocation-related expenses (including travel, hotel and incidental expenses, among others).”

II.

Subparagraph 4(f) of the Agreement is hereby amended in its entirety to read as follows:

“(f)                             Temporary Housing Accommodations and Travel Expenses. During the Employment Period, for the period commencing on the Effective Date and ending on January 5, 2016, the Company shall (i) pay temporary housing expenses with respect to a two bedroom house or apartment for Executive in the Austin, Texas area; and (ii) reimburse Executive for all reasonable and customary travel expenses incurred with respect to Executive’s spouse’s and Executive’s children’s travel between the Kansas City, Kansas area and the Austin, Texas area.  In addition, the Company shall make a one-time additional payment so long as Executive is employed by the Company on the date of such payment, in an amount equal to the taxes imposed on Executive on the amounts paid or reimbursed by the Company under the first sentence of this subparagraph 4(f).  Executive shall provide the Company with appropriate documentation relating to expenses incurred in connection with Executive’s spouse’s and Executive’s children’s travel within thirty (30) days of incurring such expense, and the Company shall provide such reimbursement within thirty (30) days after Executive submits such documentation. Executive shall be responsible for all costs (other than rental car expenses) associated with Executive’s personal travel between the Kansas City, Kansas area and the Austin, Texas area.”

Except as specifically modified herein, all other provisions of the Agreement will remain in full force and effect.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

YETI Coolers, LLC

By:	/s/ David L. Schnadig
Name:	David L. Schnadig
Title:	Vice President

/s/ Matthew J. Reintjes
Matthew J. Reintjes